UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 2, 2011

Date of Report (Date of earliest event reported)

 Commission File Number: 333-153534

Platinum Studios, Inc.

(Exact name of registrant as specified in its charter)

 California, United States

(State or other jurisdiction of incorporation or organization)

20-5611551

(I.R.S. Employer ID Number)

2029 S. Westgate Avenue , Los Angeles, California 90025

(Address of principal executive offices) (Zip code)

(310) 807-8100

(Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 2, 2011, the Board of Directors of Platinum Studios, Inc. (the “Company”) appointed Lawrence “Larry” White to a vacant seat on the Company’s Board of Directors.

Biographical Information

Since 2002, Lawrence “Larry” White has worked with LKW Consulting, an accounting, finance and strategic planning firm that he founded in 2002.  Prior to that time, Mr. White spent three (3) years as the Senior Vice-President and Chief Financial Officer for Elizabeth Arden Red Door Spas, four (4) years as Vice-President of Accounting for the Arizona Diamondbacks of Major League Baseball, the Phoenix Suns of the National Basketball Association, Chase Field (formerly, “Bank One Ballpark”) and US Airways Arena (formerly, “America West Arena”), and two (2) years as the Vice-President of Finance for Main Street Restaurant Group, Inc. (NASDAQ Symbol: MAIN), a publicly traded restaurant company in Phoenix, Arizona.  Mr. White also spent five (5) years in public accounting with the Boston offices of Price Waterhouse and Pannell Kerr Forster and is currently a licensed Certified Public Accountant in both Massachusetts and Arizona.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2011

PLATINUM STUDIOS, INC.

/s/ Scott Mitchell Rosenberg

Scott Mitchell Rosenberg

Chief Executive Officer